Overstock Announces Second Quarter 2022 Financial Results
Navigated ongoing macroeconomic and geopolitical volatility to deliver another profitable quarter
Continued share repurchases and ended the quarter with a strong cash position

SALT LAKE CITY - July 28, 2022 - Overstock.com, Inc. (NASDAQ:OSTK) today reported financial results for the quarter ended June 30, 2022.

Second Quarter 2022 Financial Highlights, from continuing operations

•	Total net revenue of $528 million, a decrease of 34% year over year
•	Gross profit of $121 million or 22.9% of total net revenue
•	Income from continuing operations of $7 million
•	Diluted earnings per share of $0.12
•	Adjusted EBITDA (non-GAAP) of $21 million, which represents 3.9% of net revenue
•	Cash and cash equivalents totaled $443 million at the end of the second quarter

"Our disciplined execution and differentiated asset-light operating model allowed us to remain profitable for the ninth consecutive quarter, even with weak consumer sentiment, ongoing macroeconomic and geopolitical volatility, higher inflation, and significant competitive pressures including competitors liquidating their excess owned inventory," said Overstock CEO Jonathan Johnson. "While the retail environment was challenging throughout the second quarter and sales results were below my expectations, we continued to deliver smart value to our customers, make progress on our strategic initiatives, and provide our partners with an efficient and effective channel to increase their unit sales. Our continued profitability and strong balance sheet support that our business model is a winning one, able to withstand jolts in the market."

"Over a year ago, we strategically embarked on the path to become a 100% e-commerce furniture and home furnishings retailer. We accomplished this goal at the end of the second quarter, on our targeted timeframe. Overstock remains well positioned to serve the evolving home furnishings needs of our customers and capture market share in a large and growing addressable market. In these unprecedented times, we have chosen to stay the course, focusing on our strategic initiatives and operating our business under the same financial discipline as we have over the last two years," continued Johnson. "I look forward to providing a full update on our second quarter 2022 performance during our earnings call."

Second Quarter 2022 Operational Highlights*

•	Active customers of 6.5 million, a decrease of 29% year over year
•	Last Twelve Months (LTM) net revenue per active customer of $365, an increase of 18% year over year
•	Orders delivered of 2.1 million, a decrease of 43% year over year
•	Average order value of $247, an increase of 16% year over year
•	Orders per active customer, measured as LTM orders divided by active customers, of 1.65, a decrease of 2% year over year
•	Orders placed on a mobile device were 50% of gross merchandise sales
*Certain terms, such as active customers, LTM net revenue per active customer, orders delivered, average order value, and orders per active customer are defined under "Supplemental Operational Data" below.

Share Repurchases

On August 17, 2021, we announced that our Board of Directors had approved a stock repurchase program (the “Repurchase Program”), pursuant to which we may, from time to time, purchase shares of our outstanding common stock for an aggregate repurchase price not to exceed $100.0 million at any time through December 31, 2023. On March 9, 2022, we announced that our Board of Directors expanded the Repurchase Program to permit us, from time to time, to purchase outstanding shares of our Digital Voting Series A-1 Preferred Stock and/or our Voting Series B Preferred Stock in addition to outstanding shares of our common stock.

During the three months ended June 30, 2022, we repurchased $34.9 million of our common stock and $50,000 of our Series A-1 preferred stock under the Repurchase Program at an average price of $30.69 and $31.30 per share, respectively. As of June 30, 2022, we had approximately $39.9 million remaining under the current Repurchase Program authorization.

Preferred Share Conversion

On May 12, 2022, our shareholders voted to approve the amendment of the Amended and Restated Certificate of Designation for both classes of our preferred stock to provide that each share of our Series A-1 and Series B preferred stock would be automatically converted into 0.90 of a share of our common stock (the "Conversion"). On June 10, 2022, in connection with the completion of the Conversion, we issued 4,097,697 shares of our common stock in exchange for the outstanding Series A-1 and Series B preferred stock on that date. As the fair value of our common stock issued exceeded the fair value of the Series A-1 and Series B preferred stock exchanged on Conversion date, we recognized a non-cash dividend of $1.7 million due to the excess fair value per share compared to the conversion ratio. Following the Conversion, we eliminated the Series A-1 and Series B preferred stock class by filing Certificates of Elimination with the Delaware Secretary of State.

Earnings Webcast and Replay Information

Overstock will hold a conference call and webcast to discuss its second quarter 2022 financial results on Thursday, July 28, 2022, at 8:30 a.m. ET. To access the live webcast and presentation slides, go to http://investors.overstock.com. To participate in the conference call via telephone, please register at the link available at http://investors.overstock.com/events. Registrants will receive dial-in information and a unique PIN to access the live call. Questions may be emailed in advance of the call to ir@overstock.com.

A replay of the conference call will be available at http://investors.overstock.com, starting two hours after the live call has ended.

About Overstock.com

Overstock.com, Inc. (NASDAQ:OSTK) is an online retailer and technology company based in Salt Lake City, Utah. Its leading e-commerce website sells a broad range of new home products at low prices, including furniture, décor, area rugs, bedding and bath, home improvement, and more. The online shopping site features millions of products that tens of millions of customers visit each month. Overstock regularly posts information about the Company and other related matters on the Newsroom and Investor Relations pages on its website, Overstock.com.

O, Overstock.com, O.com, and Club O are registered trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

Cautionary Note Regarding Forward-Looking Statements

This press release and the July 28, 2022 conference call and webcast to discuss our financial results may contain forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include all statements other than statements of historical fact, including forecasts of trends, market conditions, and other factors that could impact our results of operations. You should not place undue reliance on any forward-looking statements, which speak only as of the date they were made. We undertake no obligation to update any forward-looking statements as a result of any new information, future developments, or otherwise. These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including but not limited to, macroeconomic changes, including higher inflation and rising interest rates, and difficulties we may have with our fulfillment partners, supply chain, access to products, shipping costs, competition, attraction/retention of employees, search engine optimization results, and/or payment processors. Other risks and uncertainties include, among others, the duration of the COVID-19 pandemic and its ultimate impact on our business and results of operations, the current conflict between Russia and Ukraine and its related geopolitical impacts, problems with our infrastructure, including cyber-attacks or data breaches affecting us, adverse tax, regulatory or legal developments, any restrictions on the use of "cookies" or other tracking technologies, any negative business impacts associated with our strategy to exit from non-home categories, and whether our partnership with Pelion Venture Partners will be able to achieve its objectives. More information about factors that could potentially affect our financial results are included in our Form 10-K for the year ended December 31, 2021, which was filed with the SEC on February 25, 2022, in our Form 10-Q for the quarter ended March 31, 2022, which was filed with the SEC on May 4, 2022, and in our subsequent filings with the SEC. The Form 10-K, 10-Q, and our subsequent filings with the SEC identify important factors that could cause our actual results to differ materially from those contained in or contemplated by our projections, estimates and other forward-looking statements.

Contacts Investor Relations: Lavesh Hemnani ir@overstock.com	Media Relations: Sarah Factor pr@overstock.com

Overstock.com, Inc. Consolidated Balance Sheets (Unaudited) (in thousands, except share data)
	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$442,603	$503,341
Restricted cash	184	25
Accounts receivable, net	23,088	21,190
Inventories	5,666	5,137
Prepaids and other current assets	20,233	22,097
Total current assets	491,774	551,790
Property and equipment, net	108,041	109,479
Deferred tax assets, net	37,413	40,035
Goodwill	6,160	6,160
Equity securities	350,580	342,682
Operating lease right-of-use assets	10,192	12,584
Other long-term assets, net	2,790	3,236
Total assets	$1,006,950	$1,065,966
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$96,232	$102,293
Accrued liabilities	91,794	101,902
Unearned revenue	56,554	59,387
Operating lease liabilities, current	5,636	5,402
Other current liabilities	3,428	3,349
Total current liabilities	253,644	272,333
Long-term debt, net	36,248	37,984
Operating lease liabilities, non-current	5,220	7,960
Other long-term liabilities	3,128	3,303
Total liabilities	298,240	321,580
Stockholders' equity:
Preferred stock, $0.0001 par value, authorized shares - 5,000
Series A-1, issued and outstanding - 0 and 4,204	—	—
Series B, issued and outstanding - 0 and 357	—	—
Common stock, $0.0001 par value, authorized shares - 100,000
Issued shares - 51,026 and 46,625
Outstanding shares - 45,695 and 43,023	5	4
Additional paid-in capital	972,845	960,544
Accumulated deficit	(121,323)	(136,590)
Accumulated other comprehensive loss	(529)	(537)
Treasury stock at cost - 5,331 and 3,602	(142,288)	(79,035)
Total stockholders' equity	708,710	744,386
Total liabilities and stockholders' equity	$1,006,950	$1,065,966

Overstock.com, Inc. Consolidated Statements of Income (Unaudited) (in thousands, except per share data)
	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net revenue	$528,122	$794,536	$1,064,159	$1,454,397
Cost of goods sold	407,017	619,710	817,842	1,126,047
Gross profit	121,105	174,826	246,317	328,350
Operating expenses
Sales and marketing	57,940	85,272	116,453	158,810
Technology	30,542	30,383	63,531	60,906
General and administrative	21,081	22,660	42,337	45,531
Total operating expenses	109,563	138,315	222,321	265,247
Operating income	11,542	36,511	23,996	63,103
Interest income (expense), net	115	(130)	(10)	(285)
Other income (expense), net	(1,981)	298	(2,095)	72
Income before income taxes from continuing operations	9,676	36,679	21,891	62,890
Provision (benefit) for income taxes	2,529	(45,726)	4,621	(45,533)
Income from continuing operations	7,147	82,405	17,270	108,423
Income from discontinued operations, net of income taxes	—	227,372	—	217,246
Consolidated net income	7,147	309,777	17,270	325,669
Less: Net loss attributable to noncontrolling interests—discontinued operations	—	(134)	—	(335)
Net income attributable to stockholders of Overstock.com, Inc.	$7,147	$309,911	$17,270	$326,004
Consolidated net income per share of common stock:
Net income attributable to common shares—basic
Continuing operations	$0.12	$1.73	$0.33	$2.27
Discontinued operations	—	4.78	—	4.58
Total	$0.12	$6.51	$0.33	$6.85
Net income attributable to common shares—diluted
Continuing operations	$0.12	$1.72	$0.33	$2.26
Discontinued operations	—	4.75	—	4.54
Total	$0.12	$6.47	$0.33	$6.80
Weighted average shares of common stock outstanding:
Basic	43,072	43,009	43,062	42,948
Diluted	43,159	43,314	43,221	43,317

Overstock.com, Inc. Consolidated Statements of Cash Flows (Unaudited) (in thousands)
	Six months ended June 30,
	2022	2021
Cash flows from operating activities:
Consolidated net income	$17,270	$325,669
Income from discontinued operations, net of income taxes	—	(217,246)
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	8,350	9,949
Non-cash operating lease cost	2,736	2,528
Stock-based compensation to employees and directors	9,334	5,107
Decrease (increase) in deferred income taxes, net	2,622	(47,046)
Loss from equity method securities	2,583	—
Other non-cash adjustments	(114)	721
Changes in operating assets and liabilities:
Accounts receivable, net	(1,504)	(10,141)
Inventories	(529)	(766)
Prepaids and other current assets	2,318	(3,452)
Other long-term assets, net	(943)	(368)
Accounts payable	(6,104)	56,543
Accrued liabilities	(8,339)	(10,651)
Unearned revenue	(2,833)	12,282
Operating lease liabilities	(2,850)	(2,812)
Other long-term liabilities	(175)	(270)
Net cash provided by continuing operating activities	21,822	120,047
Net cash used in discontinued operating activities	—	(17,128)
Net cash provided by operating activities	21,822	102,919
Cash flows from investing activities:
Purchase of equity securities	(11,420)	—
Contributions for capital calls	—	(41,122)
Capital distribution from investment	1,162	—
Expenditures for property and equipment	(6,406)	(5,620)
Other investing activities, net	(505)	(908)
Net cash used in continuing investing activities	(17,169)	(47,650)
Net cash used in discontinued investing activities	—	(29,703)
Net cash used in investing activities	(17,169)	(77,353)
Cash flows from financing activities:
Repurchase of shares	(60,077)	—
Payments on long-term debt	(1,707)	(1,366)
Payments of taxes withheld upon vesting of employee stock awards	(3,482)	(7,812)
Other financing activities, net	34	(1)
Net cash used in continuing financing activities	(65,232)	(9,179)
Net cash provided by discontinued financing activities	—	2,085
Net cash used in financing activities	(65,232)	(7,094)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(60,579)	18,472
Cash, cash equivalents, and restricted cash, beginning of year, inclusive of cash balances of discontinued operations	503,366	519,181
Cash, cash equivalents, and restricted cash, end of year, inclusive of cash balances of discontinued operations	442,787	537,653
Less: Cash, cash equivalents, and restricted cash of discontinued operations	—	—
Cash, cash equivalents, and restricted cash, end of year	$442,787	$537,653

Financial Reporting Presentation in Accordance with the Pelion Transaction

Upon closing the Pelion transaction during the second quarter of 2021, we deconsolidated the Medici Ventures' blockchain businesses, including tZERO. The operating results for these businesses for the periods prior to deconsolidation have been reflected in our consolidated statements of income as discontinued operations. Overstock reorganized its remaining businesses, including corporate-related overhead costs, into a single reportable operating segment.

Supplemental Operational Data

We measure our business using operational metrics, in addition to the financial metrics shown above and the non-GAAP financial measures explained below. We believe these metrics provide investors with additional information regarding our financial results and provide key performance indicators to track our growth. These indicators include changes in customer order patterns and the mix of products purchased by our customers.

Active customers represent the total number of unique customers who have made at least one purchase during the prior twelve-month period. This metric captures both the inflow of new customers and the outflow of existing customers who have not made a purchase during the prior twelve-month period.

LTM net revenue per active customer represents total net revenue in a twelve-month period divided by the total number of active customers for the same twelve-month period.

Orders delivered represents the total number of orders delivered in any given period, including orders that may eventually be returned. As we ship a large volume of packages through multiple carriers, actual delivery dates may not always be available, and in those circumstances, we estimate delivery dates based on historical data.

Average order value is defined as total net revenue in any given period divided by the total number of orders delivered in that period.

Orders per active customer is defined as orders delivered in a twelve-month period divided by active customers for the same twelve-month period.

The following table provides key operating metrics for the Retail business:
(in thousands, except for LTM net revenue per active customer, average order value and orders per active customer)

	Three months ended June 30,
	2022	2021
Active customers	6,490	9,165
LTM net revenue per active customer	365	310
Orders delivered	2,138	3,736
Average order value	247	213
Orders per active customer	1.65	1.69

Non-GAAP Financial Measures and Reconciliations

We are providing certain non-GAAP financial measures in this release and related earnings conference call, including adjusted diluted earnings per share from continuing operations, adjusted EBITDA, and free cash flow. We use these non-GAAP measures internally in analyzing our financial results and we believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance in the same manner as our management and board of directors. We have provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in this earnings release. These non-GAAP financial measures should be used in addition to and in conjunction with the results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.

Adjusted diluted earnings per share for continuing operations is a non-GAAP financial measure that we calculate as net income from continuing operations less the income recognized from our equity method securities, net of related tax and the non-cash preferred stock conversion dividend. We believe that this adjustment to our net income before calculating per share amounts for the current period presented provides a useful comparison between our operating results from period to period.

Adjusted EBITDA is a non-GAAP financial measure that is calculated as income from continuing operations before depreciation and amortization, stock-based compensation, interest and other income (expense), provision (benefit) for income taxes, and special items. We believe the exclusion of certain benefits and expenses in calculating adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring.

Free cash flow is a non-GAAP financial measure that is calculated as net cash provided by or used in continuing operating activities reduced by expenditures for property and equipment. We believe free cash flow is a useful measure to evaluate the cash impact of the continuing operations of the business including purchases of property and equipment which are a necessary component of our ongoing operations.

The following table reflects the reconciliation of adjusted diluted earnings per share from continuing operations to diluted earnings per share from continuing operations (in thousands, except per share data):

	Three months ended June 30,
	2022
	Diluted EPS	Less: non-cash preferred stock dividend[1]	Less: equity method income (loss)[2]	Adjusted Diluted EPS
Numerator:
Income from continuing operations	$7,147	$—	$(1,793)	$8,940
Less: Preferred stock dividends—issued	1,697	1,697	—	—
Undistributed income from continuing operations	5,450	(1,697)	(1,793)	8,940
Less: Undistributed income allocated to participating securities	410	(128)	(135)	673
Net income from continuing operations attributable to common stockholders	$5,040	$(1,569)	$(1,658)	$8,267

Denominator:
Weighted average shares of common stock outstanding—diluted	43,159	43,159	43,159	43,159

Net income from continuing operations per share of common stock:
Diluted	$0.12	$(0.03)	$(0.04)	$0.19
1 Non-cash dividend as a result of preferred stock conversion
2 Inclusive of estimated tax impact from equity method activity

The following table reflects the reconciliation of adjusted EBITDA to income from continuing operations (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021

Income from continuing operations	$7,147	$82,405	$17,270	$108,423
Depreciation and amortization	4,043	4,803	8,350	9,949
Stock-based compensation	4,695	2,802	9,334	5,107
Interest (income) expense, net	(115)	130	10	285
Other (income) expense, net	1,981	(298)	2,095	(72)
Provision (benefit) for income taxes	2,529	(45,726)	4,621	(45,533)
Special items (see table below)	475	243	528	56
Adjusted EBITDA	$20,755	$44,359	$42,208	$78,215

Special items:
Special legal charges and other	$471	$—	$471	$(187)
Transaction costs	4	243	57	243
	$475	$243	$528	$56

The following table reflects the reconciliation of free cash flow to net cash provided by continuing operating activities (in thousands):

	Six months ended June 30,
	2022	2021
Net cash provided by continuing operating activities	$21,822	$120,047
Expenditures for property and equipment	(6,406)	(5,620)
Free cash flow	$15,416	$114,427